207 ASSOCIATES AND
INDEPENDENCE AVENUE INVESTMENTS, LLC
225 Grandview Avenue
Camp Hill, PA

        First Amendment to Lease Agreement
        This First Amendment is made as of this 24th day of April, 2020, between 207 Associates and Independence Avenue Investments, LLC ("Landlord"), and Select Medical Corporation ("Tenant").
        BACKGROUND
A. Landlord and Tenant are parties to that certain Office Lease Agreement dated October 24, 2018 (the “Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 72,173 rentable square feet of space known as the First Floor and Suite 202 in the building located 225 Grandview Avenue, Camp Hill, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease; and
B. Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant amend the following terms contained in the Lease dated October 24, 2018 as follows:
1.Landlord has amended its ownership entity name from 207 Associates and Independence Avenue Investments, LLC to 225 Grandview Investors, LLC, by way of filing a Certificate of Amendment with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations (attached hereto as Exhibit A).

2.The Certificate of Amendment was effective as of April 9, 2019 and provides amendment to the entity name only. However, all rights and obligations under the Lease Agreement between 207 House and Independence Avenue Investments, LLC and Select Medical Corporation remain unaffected by this change.
3.In accordance with Article 25.06 of the Lease Agreement, the square footage for the First Floor, Suite 201 (option space) and Suite 202 have been adjusted based on the final design of the building’s common areas. The rentable square footage of the First Floor, Suites 201 and 202 are adjusted to the following:

Location	Estimated Rentable Square Feet (October 2018)	Adjustment to Rentable Square Feet	Revised Rentable Square Feet (February 2020)
First Floor	46,518 rsf	Increase of 1,143 rsf	47,661 rsf
Suite 201 (option space)	23,396 rsf	Increase of 675 rsf	24,071 rsf
Suite 202	25,655 rsf	Decrease of 45 rsf	25,610 rsf

Total:	95,569 rsf	Increase of 1,773 rsf	97,342 rsf

4.Revised floor plans for the First Floor, Suites 201 (option space) and 202 are attached hereto as Exhibit B.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed on the day and year first set forth above.

Landlord: 225 Grandview Investors, LLC

By: /s/ John M. Ortenzio
John M. Ortenzio, Manager

Date: 04/27/20

Tenant: Select Medical Corporation

By: /s/ Michael E. Tarvin
Michael E. Tarvin

Michael E. Tarvin
(Print name)

Title: Executive Vice President, General
Counsel & Secretary

Date: 04/24/20

EXHIBIT A

[Intentionally omitted.]

EXHIBIT B

[Intentionally omitted.]